Exhibit 1(e)

CERTIFICATE OF CORRECTION

to

ARTICLES OF AMENDMENT

of

MUNICIPAL PARTNERS FUND INC.

(a Maryland corporation)

MUNICIPAL PARTNERS FUND INC., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Articles of Amendment, dated March 20, 2003, of the Corporation relating to the change of its name were filed with the Department on March 27, 2003, and said Articles of Amendment require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

SECOND: (A) Article Fourth of the Articles of Amendment as previously filed and to be corrected hereby reads as follows:

FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective on April 21, 2003.

(B) Article Fourth of the Articles of Amendment as corrected hereby shall read as follows:

FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 12:01 a.m. Eastern Time on April 21, 2003.

(C) The inaccuracy or defect in Article Fourth of the Articles of Amendment as previously filed was an omission error in that the effective time was omitted.

IN WITNESS WHEREOF, Municipal Partners Fund Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman and witnessed by its Assistant Secretary on April 10, 2003.

WITNESS:	MUNICIPAL PARTNERS FUND INC.

/S/ ROBERT M. NELSON	By:	/S/ R. JAY GERKEN
Robert M. Nelson, Assistant Secretary		R. Jay Gerken, Chairman

THE UNDERSIGNED, Chairman of MUNICIPAL PARTNERS FUND INC., with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

/S/ R. JAY GERKEN
R. Jay Gerken, Chairman

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